CERTIFICATION


     To my knowledge, this Report on Form 10-Q for the quarter ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Tri-County Financial Corporation.



                                    By: /s/ Michael L. Middleton
                                        ---------------------------------------
                                        Michael L. Middleton
                                        President and Chief Executive Officer



                                    By: /s/ William J. Pasenelli
                                        ---------------------------------------
                                        William J. Pasenelli
                                        Executive Vice President and  Chief
                                        Financial Officer